                            Exhibit 1. (10)(b)
                            ------------------

                     Proposed form of Application for

                              Pension Policy

------------------------------------------------------------------------

                             APPLICATION

                             FOR PENSION

                          FLEXIBLE PREMIUM

                           VARIABLE LIFE

                             INSURANCE



                              General
                              American
                    LIFE INSURANCE COMPANY [Logo]
                         St. Louis, Missouri

------------------------------------------------------------------------






10860 (12-86)

                                GENERAL
                              INSTRUCTIONS

* Please complete all applications and supplements in black ink for photocopying and microfilming purposes.

*  Please print legibly to avoid issue errors.

* In order to make the application less bulky, it will be necessary to photocopy the authorization if an APS is ordered by the General Agent. The original authorization must be forwarded to the Home Office with the application.

                          GENERAL AMERICAN

                       LIFE INSURANCE COMPANY

                         ST. LOUIS, MISSOURI

           AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION

I authorize General American, its agents, employees, reinsurers, insurance support organizations and their representatives to obtain information about me to evaluate this application. This information may be about: (a) age;
(b) medical history, condition and care; (c) physical and mental health;
(d) occupation; (e) income; (f) avocations; (g) driving record; (h) other personal characteristics; and (i) other insurance. It includes the use of alcohol, drugs and tobacco.

I authorize any physician, health care professional, hospital, clinic, medical facility, the Veterans Administration, the MIB, Inc., employer, consumer reporting agency or other insurance company, to release information about me to General American on receipt of this Authorization. I also authorize all said sources, except MIB, Inc., to give such records or knowledge to any agency or representative employed by General American to collect and transmit such information. General American or its representative(s) may also release this information about me to its reinsurer, to the MIB, Inc., or to another insurance company to whom I have applied or to whom a claim has been made. No other release may be made except as allowed by law or as I further authorize.

This form is valid for 30 months from the date it is signed. I have received the Notice of Information Practices, which includes the Medical Information Bureau and Fair Credit Reporting Act notices. I authorize General American to obtain an investigative consumer report on me.

A photographic copy of this is as valid as the original. I have the right to receive a copy of this if I ask for it.

                                                  John Doe
---------------------------------   ---------------------------------------
Date                                    Print Name of Proposed Insured

                                    X
---------------------------------   ---------------------------------------
Witness                                 Signature of Proposed Insured,
                                         Parent or Guardian of Minor

        Send Authorization to Home Office with Application
---------------DETACH HERE-------------------------------------------------

                       Give Bottom to Proposed Insured


                                GENERAL AMERICAN
                             LIFE INSURANCE COMPANY
                              ST. LOUIS, MISSOURI

                           CUSTOMER INTERVIEW PROGRAM

        In connection with your application for insurance you may be receiving a telephone call from a person at our Home Office or another agency authorized to obtain some personal and financial information. You can be assured that your answers are strictly confidential and will be used only to assess your eligibility for insurance. The interview normally takes from five to ten minutes and will be conducted at a time convenient to you. In the event you are not in when the interviewer calls, the interviewer will probably leave his/her name and a telephone number so that you can return the call at no charge to you and supply the necessary information.

NOTICE OF INFORMATION PRACTICES -- This Notice Must be Given to the Proposed Insured (Including Medical Information Bureau Notice and Fair Credit Reporting Act Notice).

In considering your application, General American will review information from various sources. These include your statements, the results of your physical examination (if required), and reports we get from doctors or medical facilities which have attended you.

Information about your insurability will be treated as confidential. We, or our reinsurers, may however, make a brief report of this to the Medical Information Bureau, a nonprofit membership organization of life insurance companies, which operates an information exchange on behalf of its members. If you apply to another Bureau member company for life or health insurance coverage, or a claim for benefits is submitted to such a company, the Bureau, upon request, will supply such company with the information in its file.

Upon receipt of a request from you, the Bureau will arrange disclosure of any information it may have in your file (medical information will be disclosed only to your attending physician). If you question the accuracy of information in the Bureau's file, you may contact the Bureau and seek a correction in accordance with the procedures set forth in the federal Fair Credit Reporting Act. The address of the Bureau's information office is Post Office Box 105, Essex Station, Boston, Massachusetts 02112, telephone number (617) 426-3660.

We, or our reinsurers, may also release information to other life insurance companies to which you apply for life or health insurance, or to which a claim is submitted.

In addition, we may get an investigative report from a consumer reporting agency. This report requires personal interviews with your neighbors, friends, or other acquaintances for information as to your general reputation, personal characteristics and mode of living. As part of your application, you have authorized us to do this. You have the right to be personally interviewed and to make a written request within a reasonable period about the nature and scope of this investigation. Upon written request you will be told if such a report has actually been ordered, and if it has, we will give you the name and address of the consumer reporting agency. You may contact this consumer reporting agency and ask for a copy of such report.

Unless a legitimate business need exists or we are required to do so by law, the information we get in this report, as well as any other information which we later acquire, will not be disclosed to anyone else without your consent. You may request a copy of all information acquired by us and have a right to correct any personal information which you feel is inaccurate. We will, if required by law, give you a more detailed notice of the types of personal information which we get in considering your application, as well as any additional rights which you may have.

If you need any assistance, please feel free to contact your agent or us at General American, Attention: Individual Life Underwriting B1-10, 13045 Tesson Ferry Rd., St. Louis, MO 63128.

10860 (12-86)

-------------------------------------------------------------------------

                PENSION FLEXIBLE PREMIUM VARIABLE LIFE
                           APPLICATION PART I

                           GENERAL AMERICAN
                        LIFE INSURANCE COMPANY
                          ST. LOUIS, MISSOURI
-------------------------------------------------------------------------
        SECTION A        THIS SECTION MUST ALWAYS BE COMPLETED
-------------------------------------------------------------------------
1.  (a) Name of Proposed Insured: (Print Last, First, Middle)
                 Doe, John

    (b) /X/ Male             (c) Social Security Number
        / / Female                  ###-##-####
-------------------------------------------------------------------------
    (d) Date of Birth: Mo. Day Yr.  (e) Insuring Age:    (f) Birthplace:
                       10   1  51           35                  CA

    (g) Area     Home Phone Number
         314       843-8700
-------------------------------------------------------------------------
2.  (a) Occupation: (Describe Duties)    (b) Area   Business Phone Number
           Iron Worker                        314       888-0099
-------------------------------------------------------------------------
3.  (a) Annual Salary from Occupation:
             $35,000

    (b) Total Annual Income from All Sources Including 4(a):
                      $35,000
-------------------------------------------------------------------------
4.  Net Worth:
    $100,000
-------------------------------------------------------------------------
5.  Legal Name of Plan: (As specified in plan document)
-------------------------------------------------------------------------
6.  Date of Issue:  Mo.  Day  Yr.     Steam Iron Company Pension Plan
                     1    1   87
-------------------------------------------------------------------------
7.  POLICY: Contract Type:  /X/ Level  / / Increasing
    ------
    /X/ PFPVL $  50,000
               -------------------------------------
    / / PVLSI-85 $
                  ----------------------------------
    / / Other $
               -------------------------------------
              $
               -------------------------------------
-------------------------------------------------------------------------
    BENEFITS:
    --------
              / / Waiver of Monthly Deduction
              / / Accidental Death $
                                    ----------------
-------------------------------------------------------------------------
    RIDERS:
    ------
              / / Other (List)                  $/#
                              -----------------     ---------------------
                                                $/#
                              -----------------     ---------------------
-------------------------------------------------------------------------
8.  Planned Periodic Mode:  /X/ ANN  / / SA  / / QR  / / MO
    / / Single Premium
    Applicable Modal Billing Premium $461.50
                                     ----------------------
    / / Target  /X/ Minimum  / / Other
    (For Home Office Only:  Plan #            Participant #             )
                                  ------------             -------------
-------------------------------------------------------------------------
9. Dividend Option: (If eligible) /X/ Inc. Cash Value / / Accumulations / / Cash / / Pd. Up Addns.
-------------------------------------------------------------------------
10. Net Premium Allocation: (0 or minimum of 5%. Percentages must be in whole numbers and total 100%.)
    /X/ General Account            50     %
                             -------------
    /X/ Money Market Fund          30     %
                             -------------
    / / Equity Index Fund                 %
                             -------------
    /X/ Fixed Income Fund          10     %
                             -------------
    / / Managed Equity Fund               %
                             -------------
    /X/ Asset Allocation Fund      10     %
                             -------------
        ==================================
        TOTAL ALLOCATION          100     %
                             -------------
-------------------------------------------------------------------------

11. Beneficiary:
    THE PLAN TRUSTEE WILL BE THE BENEFICIARY. (If otherwise, please print full name; address; and relationship to Proposed Insured.)
    CAUTION: Except under very unusual circumstances, the plan trustee should be the beneficiary in order to ensure compliance with the Retirement Equity Act.

-------------------------------------------------------------------------
12. Original Owner:
    THE PLAN TRUSTEE WILL BE THE OWNER OF THIS POLICY. (If otherwise, please print full name; address; Social Security or Tax No.; and relationship to Proposed Insured.)

-------------------------------------------------------------------------
13. Are you now and have you been actively at work on a
    full-time basis (at least 20 hours a week during the
    60 days prior to the date of this application?
    (If "No", give details in #28.)                      /X/ Yes  / / No
-------------------------------------------------------------------------
14. (a) Insurance in force $  None
                            --------
        Accidental Death in force $   None
                                   ---------
        / / Waiver of Premium
    (b) Is life insurance contemplated or applied for
        in any other company on Proposed Insured?
        (If "Yes", give details in #28.)                 / / Yes  /X/ No
-------------------------------------------------------------------------
15. Will the insurance being applied for replace any in
    force insurance or annuities? (If "Yes", please
    complete the following and submit the necessary
    papers.)                                             / / Yes  /X/ No

      Policy          Issued by:        Year of                   Insurance        Accidental      Waiver of Premium
      Number          (Company)          Issue      Plan           Amount         Death Benefit      Yes       No
      ------          ---------          -----      ----           ------         -------------    -----------------
                                                                                                     / /       / /
    ----------  ---------------------  ----------  ----------  ---------------  -----------------
                                                                                                     / /       / /
    ----------  ---------------------  ----------  ----------  ---------------  -----------------
                                                                                                     / /       / /
    ----------  ---------------------  ----------  ----------  ---------------  -----------------
                                                                                                     / /       / /
    ----------  ---------------------  ----------  ----------  ---------------  -----------------
                                                                                                     / /       / /
    ----------  ---------------------  ----------  ----------  ---------------  -----------------
                                                                                                     / /       / /
    ----------  ---------------------  ----------  ----------  ---------------  -----------------

-------------------------------------------------------------------------
16. Do you currently use tobacco in any form?             / / Yes  /X/ No
    Have you used tobacco in any form in the last
    5 years?                                              / / Yes  /X/ No
    If Yes, in what form?
                         -------------------------------
    How often?
              ------------------------------------------
    If discontinued, why?
                         -------------------------------
    When
        ------------------------------------------------
-------------------------------------------------------------------------

10860 (12-86)

-------------------------------------------------------------------------
   SECTION B           NOT REQUIRED ON INCREASES OF $15,000 OR LESS
-------------------------------------------------------------------------
17. Height   6  ft.   0  in; Weight  200  lbs.
           ----     ----            -----
-------------------------------------------------------------------------
18. Automobile Drivers License Number:  D 335 5449 0000
-------------------------------------------------------------------------
19. Have you ever been declined, postponed, rated or
    offered a policy different than that applied for?     / / Yes  /X/ No
-------------------------------------------------------------------------
20. In the past five years have you been in a motor
    vehicle accident or charged with a moving violation
    of any motor vehicle law or had your license
    restricted or revoked? (If "Yes", please give date
    and details.)                                         / / Yes  /X/ No
-------------------------------------------------------------------------
21. Do you now engage in or contemplate engaging in
    parachuting, racing, underwater diving or any similar
    sport or hobby?                                       / / Yes  /X/ No
-------------------------------------------------------------------------
22. Have you flown during the past two years in any
    aircraft other than as a passenger?                   / / Yes  /X/ No
-------------------------------------------------------------------------
23. Have you EVER been treated for or EVER had any known
             ----                     ----
    indication of:
-------------------------------------------------------------------------
    (a) heart attack, heart murmur, diabetes, or cancer?  / / Yes  /X/ No
-------------------------------------------------------------------------
    (b) chest pains, high blood pressure, chronic
        respiratory disorder, mental or nervous
        disorder?                                         / / Yes  /X/ No
-------------------------------------------------------------------------
    (c) a disorder of the kidneys, liver, stomach,
        intestines, or gallbladder?                       / / Yes  /X/ No
-------------------------------------------------------------------------
    (d) Acquired Immune Deficiency Syndrome (AIDS), or
        an "AIDS" Related Complex (ARC)?                  / / Yes  /X/ No
-------------------------------------------------------------------------
24. In the past 5 years have you used any of the following
    once or more: Narcotics, LSD, marijuana, amphetamines,
    barbituates, cocaine, heroin, or any drugs except as
    legally prescribed by a physician?                    / / Yes  /X/ No
-------------------------------------------------------------------------
25. Have you ever received treatment for or advice for or
    joined an organization because of alcoholism or drug
    addiction?                                            / / Yes  /X/ No
-------------------------------------------------------------------------
26. Are you now under observation or taking medication or
    treatment?                                            / / Yes  /X/ No
-------------------------------------------------------------------------
27. Do you have any doctor's visit or medical care
    scheduled?                                            / / Yes  /X/ No
-------------------------------------------------------------------------
   SECTION C   COMPLETE IF ANY QUESTIONS IN SECTION B ARE ANSWERED "YES"
-------------------------------------------------------------------------
28. Explanations or additional instructions.









-------------------------------------------------------------------------
                      FOR HOME OFFICE USE ONLY
-------------------------------------------------------------------------
29. For Home Office Endorsement only. (Not applicable in
    Pennsylvania, West Virginia, New Hampshire)






10860 (12/86)

-------------------------------------------------------------------------
    SECTION D        THIS SECTION MUST ALWAYS BE COMPLETED
-------------------------------------------------------------------------
30. Suitability Information:

    (a) Have you received a prospectus for the policy
        applied for?                                      /X/ Yes  / / No

        Date of prospectus    12-1-86
                          --------------------------

        Date of any supplement
                              ----------------------

    (b) Do you understand that:

        1. The death benefit and cash surrender value will increase or decrease depending on investment experience, and

        2. There is no guaranteed minimum death benefit
           or cash surrender value?                       /X/ Yes  / / No

    (c) Do you believe that the policy applied for meets
        your insurance objectives and your anticipated
        financial needs?                                  /X/ Yes  / / No

-------------------------------------------------------------------------
The undersigned agree(s) that:

(1) All Parts of this application will be a part of any policy issued.

(2) Knowledge of the agent or medical examiner shall not be imputed to us unless stated in Part I, or any of its supplements, Part II, or medical reports received in the Home Office. No printed provision of this application shall be modified or waived except by an endorsement signed by an officer at the Home Office.

(3) The "date of issue" as shown in your policy will be the "anniversary date." The due date of future premiums will be determined from that date. The number of policy years and months for deciding policy values will be determined from that date.

(4) Any change, correction or addition made by us will be noted in #29. Accepting the policy will mean you approve the change(s), correction(s) or addition(s). In states where required, your written consent will be necessary.

(5) Statements and answers in Application Part I or any of its supplements, and Part II are complete and true to the best of your knowledge and belief.

(6) Policy Delivery Requirements: No insurance contract will take effect:
(a) until a policy is delivered to the Proposed Owner(s); (b) until the full premium is paid to us in cash; (c) unless the Proposed Insured is alive, actively at work and in sound health at the time of delivery. Interim insurance may be in force, under the terms and conditions of an Interim Insurance Agreement, if any, between the Applicant-Purchaser and the Company.




Dated at   St. Louis, Missouri         X
        ---------------------------    -------------------------------------
                                           Signature of Proposed Insured


This ___ day of __________, 19_____

I certify that I have truly and
accurately recorded on all parts of
this Application the information       -------------------------------------
supplied by the Applicant.                 (Signature of Licensed Agent)
                                         If not yet appointed, do not sign.



10860 (12/86)

-------------------------------------------------------------------------
        THIS SECTION MUST BE COMPLETED BY THE SOLICITING AGENT
-------------------------------------------------------------------------
(a) Did you deliver "Notice of Investigation" and the
    explanation of the Medical Information Bureau to
    the Proposed Insured?                                 / / Yes  / / No

(b) Did you deliver the current Prospectus and were
    all of the written sales materials used printed
    by General American Life Insurance Co.?               / / Yes  / / No

(c) Do you believe that the policy applied for is a
    suitable purchase for the applicant under the
    policy?                                               / / Yes  / / No



    --------------------------------------------------------------
                  Signature of Soliciting Agent

-------------------------------------------------------------------------
2. / / To the best of my knowledge, this is a replacement. (Complete and submit required papers.)

   / / To the best of my knowledge, this is not a replacement.

-------------------------------------------------------------------------
Names and Codes of Agents to be credited with production. If not yet appointed-do not sign.


Agent_____________________________________________

Agent_____________________________________________

Agent_____________________________________________

Agent_____________________________________________

-------------------------------------------------------------------------
           Annualize commission requested   / / Yes  / / No





    -------------------------------------------------------------
                  Signature of General Agent

-------------------------------------------------------------------------
ATTACH AGENT LABEL ONLY FOR AGENT TO BE CREDITED WITH PRODUCTION - Do not attach additional agent or General Agent labels unless it is your intention to split commissions.



-----------------------------------  -------------------------------------









-----------------------------------  -------------------------------------









-----------------------------------  -------------------------------------









-----------------------------------  -------------------------------------




                                GENERAL
                                AMERICAN [Logo]


10860 (12/86)